Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Tender Offers for Debt Securities

LAS VEGAS, November 3, 2017 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) announced today that its wholly-owned subsidiaries, Caesars Growth Properties Holdings, LLC (“CGPH”) and Caesars Growth Properties Finance, Inc. (collectively, the “CGPH Purchasers”) and Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc. (collectively, the “CERP Purchasers” and, together with the CGPH Purchasers, the “Purchasers”), have each launched cash tender offers to purchase (i) with respect to the CERP Purchasers, any and all of the outstanding $1,000,000,000 aggregate principal amount of their 8% First-Priority Senior Secured Notes due 2020 (the “2020 Notes”) and $1,150,000,000 aggregate principal amount of their 11% Second-Priority Senior Secured Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “CERP Notes”) and (ii) with respect to the CGPH Purchasers, any and all of the outstanding $675,000,000 aggregate principal amount of their 9.375% Second-Priority Notes due 2020 (the “CGPH Notes”). The CGPH Notes and the CERP Notes are together referred to in this release as the “Notes.”

The Notes and other information related to the tender offers are set forth in the table below.

CUSIP Nos.	Title of Security	Outstanding Principal Amount(1)	Tender Offer Consideration(2)	Early Payment(2)	Total Consideration(2)(3)
12768X AA2 / 699742 AA0 / U7012P AA0	8% First-Priority Senior Secured Notes due 2020	$1,000,000,000.000	$1,020.000	$4.444	$1,024.444

12768X AB0 / U7012P AB8 / 699742 AC6	11% Second-Priority Senior Secured Notes due 2021	$1,150,000,000.000	$1,055.000	$6.111	$1,061.111

12768W AB2	9.375% Second- Priority Notes Due 2022	$675,000,000.000	$1,070.310	$5.208	$1,075.518

(1)	As of the date hereof.
(2)	Per $1,000 principal amount of the Notes and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.
(3)	Includes the Early Payment.

Each registered holder of the Notes (each a “Holder” and collectively, “Holders”) who validly tenders (and does not validly withdraw) its Notes prior to 5:00 p.m., New York City time, on November 17, 2017, unless such time is extended by the applicable Purchasers (such time and date with respect to each tender offer, as the same may be extended, the “Early Payment Deadline”), will receive, if such Notes are accepted for purchase pursuant to the applicable tender offer, the total consideration for such Notes listed in the table above under “Total Consideration.” The Total Consideration includes the tender offer consideration for such Notes listed in the table above under “Tender Offer Consideration” and the early tender payment for valid tender (without valid withdrawal) of such Notes listed in the table above under “Early Payment.” In addition, accrued interest up to, but not including, the date of payment of such consideration will be paid in cash on all validly tendered and accepted Notes.

Each of the tender offers is scheduled to expire at 11:59 p.m., New York City time, on December 4, 2017, unless any of them is extended or earlier terminated by the applicable Purchasers (such time and date with respect to each tender offer, as the same may be extended, the “Expiration Date”). Each Holder who validly tenders (and does not validly withdraw) its Notes after the Early Payment Deadline but on or prior to the Expiration Date will receive, if such Notes are accepted for purchase pursuant to the applicable tender offer, the Tender Offer Consideration for such Notes listed in the table above under “Tender Offer Consideration,” plus any accrued and unpaid interest on such Notes up to, but not including, the date of payment of such consideration.

Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on November 17, 2017, but not thereafter, except to the extent that the Purchasers extend in their sole discretion, or are required by law to provide, additional withdrawal rights (such time and date with respect to each tender offer, as the same may be extended, the “Withdrawal Time”). Holders who validly tender their Notes after the Early Payment Deadline will receive only the Tender Offer Consideration for such Notes and will not be entitled to receive an Early Payment for such Notes if such Notes are accepted for purchase pursuant to the applicable tender offer. Subject to the terms and conditions described below, payment of the Total Consideration or Tender Offer Consideration, as applicable, will occur promptly after the Expiration Date for the applicable tender offer.

The Purchasers reserve the right but are under no obligation, at any point following the Early Payment Deadline and before the Expiration Date, to accept for purchase any Notes validly tendered and not validly withdrawn at or prior to the Early Payment Deadline (the date of such purchase, the “Initial Payment Date”). The Initial Payment Date will be determined at the Purchasers’ option and is currently expected to be promptly following the Early Payment Deadline, subject to all conditions to the tender offers having been satisfied or waived. Irrespective of whether the Purchasers choose to exercise their option to have an Initial Payment Date, the Purchasers will purchase any remaining Notes that have been validly tendered by the Expiration Date and that they choose to accept for purchase, on a date immediately following the Expiration Date (the “Final Payment Date”). The Final Payment Date is expected to be promptly following the Expiration Date, subject to all conditions to the tender offers having been satisfied or waived by the Purchasers.

The tender offers are subject to certain conditions, including the approval condition described below (“Approval Condition”). If any of the conditions are not satisfied, the applicable Purchasers may terminate the tender offers and return tendered Notes. The Purchasers have the right to waive, to the extent permitted by law, any of the above-mentioned conditions with respect to the tender offers for the Notes and to consummate the tender offers. In addition, the Purchasers have the right, in their sole discretion, to terminate any of the tender offers at any time, subject to applicable law.

On October 16, 2017, CRC Escrow Issuer, LLC (“CRC Escrow Issuer”) and CRC Finco, Inc. (“CRC Finance”) issued $1.7 billion of 5.250% Senior Notes due 2025 (the “CRC Notes”), with the gross proceeds of such CRC Notes deposited into escrow accounts, the release of which is subject to the satisfaction of certain conditions, including, among others, (1) the merger of the CRC Escrow Issuer with and into CGPH with CGPH as the surviving entity and the assumption of the obligations under the indenture for the Notes by CGPH, (2) the merger of CERP into and with CGPH, with CGPH as the surviving entity, which will be renamed Caesars Resort Collection, LLC (“CRC”) (the “CRC Merger”) and (3) the receipt of regulatory approvals in relation thereto. Substantially concurrently with the release of the escrowed proceeds, CRC intends to enter into new $5.7 billion senior secured credit facilities (the “Senior Secured Credit Facilities”), which will include a five-year $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”) and a seven-year $4.7 billion senior secured term loan credit facility (the “Term Loan Facility”). CRC intends to use the proceeds of the CRC Notes and the Term Loan Facility (the “New Debt Financing”), together with cash on hand, to pay for tendered Notes pursuant to the tender offers. The transactions described in this paragraph are referred to as the “CRC Restructuring Transactions.” Subject to the receipt of the net proceeds from the New Debt Financing, each Issuer intends to redeem, in accordance with the applicable indenture, any Notes outstanding following the consummation of the tender offers that are not purchased pursuant to the tender offers.

The Approval Condition for the tender offers requires (1) the release of the escrowed proceeds of the New Debt Financing to CRC and, (2) in connection therewith, the receipt of regulatory approvals in relation to the CRC Restructuring Transactions. The Issuer will not be required to accept for purchase any Notes validly tendered and not validly withdrawn or pay the Total Consideration or the Tender Offer Consideration, as applicable, if it does not satisfy the Approval Condition.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offers are set forth, with respect to the CGPH Notes, in an Offer to Purchase dated November 3, 2017 (the “CGPH Offer to Purchase”) and with respect to the CERP Notes, in an Offer to Purchase dated November 3, 2017 (the “CERP Offer to Purchase” and, together with the CGPH Offer to Purchase, the “Offers to Purchase”), and the related Letters of Transmittal (collectively, the “Offer Documents”) that are being sent to the Holders. The tender offers are being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

The tender offers are separate offers and a tender of any one series of Notes will not constitute a tender of the other series of Notes. No tender offer is conditioned on the closing of either or all of the other tender offers. The Purchasers may determine, in their sole discretion, to terminate, postpone or amend one tender offer without terminating, postponing or amending either or all of the other tender offers. The tender offers are being made only through, and subject to the terms and conditions set forth in, the Offers to Purchase.

The Purchasers have retained J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC as the dealer managers for the tender offers. Questions regarding the terms of the offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 and Credit Suisse Securities (USA) LLC at (800) 820-1653.

Global Bondholder Services Corporation will act as the Information Agent and Depositary for the tender offers. Requests for the Offers to Purchase and the related Letters of Transmittal may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (toll-free).

Neither Caesars Entertainment, the Purchasers nor any other person makes any recommendation as to whether Holders should tender their Notes, and no one has been authorized to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offers.

About Caesars Entertainment Corporation

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the wholly owned operating subsidiaries CEOC, LLC, Caesars Entertainment Resort Properties, LLC and Caesars Growth Partners, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars Entertainment has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars Entertainment’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars Entertainment’s filings with the Securities and Exchange Commission.

In addition to the risk factors set forth above, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

●	the impact of Caesars Entertainment’s substantial indebtedness;

●	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

●	the ability to realize the expense reductions from cost savings programs;

●	access to available and reasonable financing on a timely basis;

●	the ability of Caesars Entertainment’s customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

●	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

●	the ability to recoup costs of capital investments through higher revenues;

●	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

●	the ability to timely and cost-effectively integrate companies that Caesars Entertainment acquires into its operations;

●	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

●	the potential difficulties in employee retention and recruitment as a result of Caesars Entertainment’s substantial indebtedness or any other factor;

●	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

●	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

●	the effects of environmental and structural building conditions relating to Caesars Entertainment’s properties;

●	access to insurance on reasonable terms for Caesars Entertainment’s assets;

●	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters;

●	losses sustained as a result of natural disasters, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars Entertainment’s ability to attract customers to certain of its facilities; and

●	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars Entertainment undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.